UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   December 18, 2007

VALLEY COMMERCE BANCORP
(Exact name of registrant as specified in its charter)

California	333-118883	46-1981399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Court Street Visalia, California	93291
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (559) 622-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Other Events

The Board of Directors of Valley Commerce Bancorp granted the following named executive officers stock options on December 18, 2007, pursuant to the Valley Commerce Bancorp 2007 Equity Incentive Plan adopted on May 15, 2007.  The stock options have an exercise price per share of $14.50, which was the closing price of the Company’s common stock (OTCBB:VCBP) on the date of grant.  The following named executive officers’ stock options will vest in five equal annual installments beginning on December 18, 2008 and expire on December 18, 2017.  The grants are evidenced by Stock Option Agreements in substantially the form attached as Exhibit 10.1 to this report.

Donald A. Gilles – 5,000, Allan W. Stone – 4,000, Roy O. Estridge 4,000

Item 10.1	Financial Statements and Exhibits.

Form of Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2007	Valley Commerce Bancorp
	By:	/s/Roy O. Estridge Roy O. Estridge Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	Form of Stock Option Agreement